                                                                    EXHIBIT 10.1

                           NONCOMPETITION AGREEMENT
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          THIS NONCOMPETITION AGREEMENT (this "Agreement") is made and entered into as of March 27, 1998, by and between MARRIOTT INTERNATIONAL, INC., a Delaware corporation (which will be renamed "Sodexho Marriott Services, Inc.") ("Parent"), and NEW MARRIOTT MI, INC., a Delaware corporation (which will be renamed "Marriott International, Inc.")("Spinco"). As used in this Agreement, the terms "Parent" and "Spinco" shall mean Parent and Spinco, as the case may be, and their respective Subsidiaries.

          WHEREAS, prior to the Distribution Date (as defined herein), the MMS Business (as defined herein) and the Excluded Business (as defined herein) were both operated through Parent, its divisions, subsidiaries or affiliates; and

          WHEREAS, pursuant to a Distribution Agreement (the "Distribution Agreement") dated as of September 30, 1997, as amended, in which Parent has agreed to distribute to its stockholders all of Spinco's issued and outstanding capital stock (the "Distribution"), Parent and Spinco have agreed to enter into this Agreement; and

          WHEREAS, from the Distribution Date (as defined herein), Spinco is to continue the Excluded Business (as defined herein) formerly operated through Parent, its divisions, subsidiaries or affiliates; and

          WHEREAS, Parent is to continue the MMS Business (as defined herein).

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and in the Distribution Agreement and in the other Transaction Documents entered into pursuant to or related to the Distribution Agreement, and for other valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, Parent and Spinco agree as follows:


                                  ARTICLE ONE
                                  DEFINITIONS

          1.1  Definitions.  The following terms when used herein shall have the
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meanings set forth below:

          "A&C and Employment-Related Services" means the business of providing
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(i) construction design, planning, contracting, management and procurement (subject to the terms of the Procurement Services Agreement, dated as of the date hereof, between Spinco and Parent, if applicable), and (ii) employment, training, staffing and placement and related employment services, including in connection with the Excluded Businesses, and ancillary services related thereto.

          "Business Day" means any calendar day which is not a Saturday, Sunday
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or a
public holiday under the laws of New York or Maryland.

          "Compete" means (i) to conduct or participate or engage in, or bid for
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or otherwise pursue a business, whether as a principal, sole proprietor, partner, stockholder, or agent of, or consultant to or manager for, any Person or in any other capacity, or (ii) have any ownership interest in any Person or business which conducts, participates or engages in, or bids for or otherwise pursues a business, whether as a principal, sole proprietor, partner, stockholder, or agent of, or consultant to or manager for, any Person or in any other capacity.

          "Competing MMS Activity" means a business activity that Competes with
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the MMS Business.

          "Competing MMS Business" means a business that Competes with the MMS
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Business.

          "Distribution" shall have the meaning set forth in the recitals to
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this Agreement.

          "Distribution Agreement" shall have the meaning set forth in the
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recitals to this Agreement.

          "Distribution Date" means the date on which the Distribution shall be
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effected as determined by the Board of Directors of Parent, subject to the terms and conditions of the Distribution Agreement.

          "Distribution Services Business" means the business of providing
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limited-line or broad-line distribution services via truck, rail, water or other transport, to restaurants, hotels, and other destinations, whether to related or unrelated parties, and matters incident thereto, whether relating to procurement, order filling, quality control, dispatch, delivery, unloading, inventory control or otherwise.

          "Effective Period" means that period commencing on the Distribution
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Date and automatically terminating without further documentation on the fourth
(4th) anniversary of the Distribution Date.

          "Event Management Business" means the business of providing event
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planning, marketing, contracting and management services to individuals, businesses and other entities for events such as conferences, retreats, conventions, sporting events, trade shows, charitable events, promotions, and other events, whether located at the site of the sponsoring individual, business or other entity, or off-site, including the arrangement or provision of food, beverages and entertainment, ticketing, facility selection, reservation, preparation, management and cleanup and ancillary services related thereto.

          "Excluded Business" means the Lodging and Conference Center Management
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Business, the Timeshare and Interval Ownership Business, the Distribution Services Business, the Senior Living Services Business, the Home Services Business, the Event Management Business, the Golf Property Management Business, the A&C and Employment Related Services Business, the businesses listed on Exhibit 1 attached hereto, and services ancillary to each of the above described businesses. From and after the date on which The Ritz Carlton Hotel Company LLC or any successor or assignee thereof becomes a Subsidiary of Spinco subject to this Agreement, the term "Excluded Business" shall include all businesses and activities conducted by such entity at such time, together with services ancillary to such businesses and activities.

          "Golf Property Management Business" means the business of developing,
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owning, managing, operating or franchising golf courses, driving ranges, golf learning centers, pro shops, clubhouses and related properties and facilities, including management services with respect to food and beverage operations located at or serving such properties, plant and equipment operation and maintenance, health rooms, swimming and other sports facilities and all other services related to the operation of such properties, and ancillary services related thereto.

          "Home Services Business" means the business of providing, managing,
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operating or franchising housekeeping, handyman, repair, maintenance, cleaning, landscaping and related services to (i) residences, apartments and other dwelling units (whether permanent or temporary), including common areas related thereto, and (ii) other facilities, whether corporate, industrial or otherwise, provided, that the source of such business is an extension of or supplement to a
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pre-existing contract described in the foregoing clause (i) or a pre-existing business relationship of Spinco involving any Excluded Business or any other business or activity that is not an MMS Business.

          "Lodging and Conference Center Management Business" means the business
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of developing, owning, managing, operating, franchising or providing other services to limited service or full service hotel and other lodging (including serviced apartments), conference and convention properties (provided that a lodging or conference activity is conducted by Spinco in connection with such convention property) and "club"-style properties such as lunch clubs, townclubs and country clubs and matters incident to each of the foregoing including: (i) management services with respect to food, beverages, housekeeping, laundry, vending, plant and equipment operation and maintenance, grounds care, gift or merchandise shops within such properties, reservations, sales and marketing services, conference and meeting facilities, health rooms, swimming and other sports facilities and all other services related to the operation of such properties, (ii) providing any service or producing any product at or using the facilities or personnel of such properties (provided that such facilities and personnel are primarily devoted to the Excluded Business), including the use of kitchen facilities for external catering, banquets or other food service and the use of laundry facilities for third party customers, and (iii) providing laundry services at external facilities not located within such properties that primarily service the Excluded Business.

          "MMS Business" means the business of providing management services or
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operations with respect to food (including catering), beverages, housekeeping, laundry, vending, plant and equipment operation and maintenance, grounds care, convenience stores, and gift or merchandise shops, located in hospitals, nursing homes and other health care facilities, primary and secondary schools, colleges, universities, academies and other educational facilities, corporate headquarters and office buildings, manufacturing or industrial facilities, municipal, state or federal government offices, courthouses, and stadiums and arenas owned or operated by colleges or universities (except for such stadiums and arenas utilized by professional football, basketball, or major league baseball or hockey teams); provided, however, that the MMS Business shall not
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include the Excluded Business.

          "Parent" shall have the meaning set forth in the recitals to this
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Agreement.

          "Person" means any person, firm, corporation, limited liability
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company, general or limited partnership, association, or other entity.

          "Senior Living Facility" means any limited service or full service
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retirement or senior living service facility or community, including independent and/or assisted living facilities, nursing homes, congregate care facilities and other health care facilities providing residential, recreational, personal care, home care, assisted living, nursing care, other health care and like services, in any combination, to the elderly; provided, that "Senior Living Facility"
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shall not include acute care hospitals.

          "Senior Living Services Business" means the business of (i)
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developing, owning, operating, managing, franchising (as franchisee or franchisor) or providing other services to any Senior Living Facility, including
(A) management services with respect to food, beverages, housekeeping, laundry, vending, plant and equipment operation and maintenance, grounds care, gift or merchandise shops within such properties, physical therapy and health club facilities and all other services related to the operation of such Senior Living Facilities , (B) any other service or product provided or produced at or using the facilities or personnel of such Senior Living Facilities (provided that such facilities and personnel are primarily devoted to the Excluded Business), including the use of kitchen facilities for external catering or other food service and the use of laundry facilities for third party customers and (C) sales and marketing activities, including advertising, and the development of relationships with sources (including hospitals and other health care providers) for resident referrals, and like activities, for Senior Living Facilities and
(ii) providing operational or management services with respect to health care, therapy, home health care, assisted living, nursing and related medical, residential, supportive and personal care services to or relating primarily to the elderly, whether at a Senior Living Facility or elsewhere; provided,
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however, that with respect to a particular Senior Living Facility, the Senior Living Services Business shall include the services listed in (i)(A) or (B) above only if Spinco also provides or manages the delivery of assisted living, nursing, or other personal care services at such Senior Living Facility.

          "Spinco" shall have the meaning set forth in the recitals to this
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Agreement.

          "Subsidiaries" means corporations or other entities which are more
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than fifty percent (50%) owned, directly or indirectly, by Parent or Spinco, as the case may be, and partnerships in which Parent or Spinco, as the case may be, or a subsidiary corporation, is a general partner.

          "Territory" means the United States, Canada and the United Kingdom.
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          "Timeshare and Interval Ownership Business" means the business of
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developing, owning, operating, managing, marketing, selling or providing services to timeshare and interval ownership developments, interests, programs and facilities (whether by membership, agreement, tenancy-in-common, sale, lease, deed, rental agreement, license, right-to-use agreement or otherwise), including (i) management services with respect to food, beverages, housekeeping, laundry, vending, plant and equipment operation and maintenance, grounds care, gift or merchandise shops within such properties, health rooms, swimming and other sports facilities, and all other services related to the operation of such timeshare and interval ownership properties, (ii) providing any service or producing any product at or using the facilities or personnel of such timeshare properties (provided that such facilities and personnel are primarily devoted to the Excluded Business), including the use of kitchen facilities for external catering or other food service and the use of laundry facilities for third party customers, and (iii) providing or participating in a timeshare and interval ownership exchange program or network, or ancillary services related thereto.

          "Transfer" means the sale, conveyance, disposal of or other transfer
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of ownership, title or other interest.

          Any capitalized terms defined in the Distribution Agreement and used herein shall have the meanings ascribed to them in the Distribution Agreement unless otherwise defined herein. By this reference, the Distribution Agreement is incorporated in this Agreement.


                                  ARTICLE TWO
                NONCOMPETITION WITH RESPECT TO THE MMS BUSINESS

          2.1  Certain Restrictions on Spinco.
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               A. Except as provided in Section 2.1(B) and Section 2.1(C), during the Effective Period, Spinco shall not Compete in the MMS Business within the Territory.

               B. Notwithstanding anything herein to the contrary, nothing contained in this Agreement shall restrict Spinco from engaging in (i) the Excluded Business and (ii) any other activities and businesses in which Parent is engaged (whether through Spinco or otherwise) immediately prior to the Distribution Date, other than through or using the Retained Assets (as that term is used in the Distribution Agreement).

               C. Notwithstanding anything herein to the contrary, Section 2.1(A) shall not prohibit Spinco from the following activities:

                    (i) the ownership of capital stock or other equity interests of a Competing MMS Business if (a) such capital stock or other equity interests are traded on a national or regional stock exchange in the United States, Canada or the United Kingdom or are traded on the

National Association of Securities Dealers, Inc., Automated Quotation System, and (b) Spinco, directly or indirectly, is the beneficial owner of not more than five percent (5%) of such entity's outstanding capital stock or other equity interests, provided, that Spinco does not control such entity; or
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                    (ii) the acquisition of any Person which conducts, participates or engages in, or owns or has an interest in a Competing MMS Business, if the gross sales of such Person (including its Subsidiaries) from the Competing MMS Activities for the prior fiscal year preceding the date on which the acquisition is consummated, do not represent (a) more than ten percent (10%) of the gross sales (including sales from the Competing MMS Activities) of such Person (including its Subsidiaries) or (b) more than $10 million; or

                    (iii) the acquisition of any Person which conducts, participates or engages in, or owns or has an interest in a Competing MMS Business, if the gross sales of such Person (including its Subsidiaries) from the Competing MMS Activities for the prior fiscal year preceding the date on which the acquisition is consummated, represent (a) ten percent (10%) or more of the gross sales (including sales from the Competing MMS Activities) of such Person (including its Subsidiaries) and (b) more than $10 million, provided,
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that within one year after such acquisition, revenues derived from the Competing MMS Activities represent less than ten percent (10%) of the gross sales (including sales from the Competing MMS Activities) of such Person (without giving effect to transfers of assets of such Person to or from Spinco or any of its Subsidiaries during such period) or constitute less than $10 million; or

                    (iv) other activities that, in the aggregate, do not result in revenues in excess of $5 million in any fiscal year.

          2.2  Right of First Offer.  Within ninety (90) days after the closing
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of an acquisition in accordance with Section 2.1(C)(iii) above, Spinco must offer to sell the acquired Competing MMS Business to Parent for cash (on substantially the same economic terms and conditions as such Competing MMS Business was acquired, if such terms were identified specifically for such Competing MMS Business as part of such acquisition or, if such terms were not identified specifically, on terms and conditions that Spinco determines in good faith to represent that portion of the total consideration paid allocable to the Competing MMS Business), and must negotiate with Parent in good faith for forty-five (45) days before engaging in negotiations with a third party for the sale of such Competing MMS Business. Any sale of such Competing MMS Business shall be required to be consummated within ninety (90) days after agreement is reached between Parent and Spinco. This Section 2.2 shall not apply to a Competing MMS Business which has a fair market value of less than $10 million in Spinco's reasonable judgment.

                                 ARTICLE THREE
                                 MISCELLANEOUS

          3.1  Arbitration of Certain Matters.  Parent and Spinco agree that any
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controversy or dispute concerning any calculation or determination of value or sales arising under Section 2.1(C)(ii) or (iii) hereof shall be settled in arbitration in accordance with the Commercial Rules of the American Arbitration Association then in effect. Such arbitration shall take place in Maryland. Any judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The arbitrators shall not, under any circumstances, have any authority to award punitive, exemplary or similar damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement. Nothing contained in this Section 3.1 shall limit or restrict in any way the right or power of a party at any time to seek injunctive relief in any court and to litigate the issues relevant to such request for injunctive relief before such court (i) to restrain the other party from breaching this Agreement, or (ii) for specific enforcement of this Section
3.1. The parties agree that any legal remedy available to a party with respect to a breach of this Section 3.1 will not be adequate and that, in addition to all other legal remedies, each party is entitled to an order specifically enforcing this Section 3.1. Neither party nor the arbitrators may disclose the existence or results of any arbitration under this Agreement or any evidence presented during the course of the arbitration without the prior written consent of both parties, except as required to enable enforcement of such results in a court of competent jurisdiction, to fulfill applicable disclosure and reporting obligations, or as otherwise required by agreements with third parties, or by law.

          3.2  Entire Agreement.  This Agreement, the Distribution Agreement and
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the other Transaction Documents constitute the entire agreement of the parties concerning the subject matter hereof and, except for the provisions of the Confidentiality Agreement which shall continue in full force and effect except as set forth in the Merger Agreement, supersedes all other prior negotiations, commitments, agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

          3.3  Modification.  This Agreement may only be amended, modified or
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supplemented in a written agreement signed by both parties hereto.

          3.4  Waiver.  No term or condition of this Agreement shall be deemed
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to have been waived, nor shall there be any estoppel against the enforcement of any provision hereof, except by written instrument of the party charged with such waiver or estoppel.

          3.5  Legal Enforceability.  Any provision of this Agreement which is
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prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without affecting the validity or enforceability of the remaining provisions hereof.
Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

          3.6  Specific Performance.  Parent and Spinco acknowledge and agree
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that in the
event of any breach of this Agreement, the non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto (a) will waive, in any action for specific performance, the defense of adequacy of a remedy at law, and
(b) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement in any action instituted in accordance with Section 3.8 below. Parent and Spinco agree that irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof, and that their remedy at law for any breach of the other party's obligations hereunder would be inadequate. Parent and Spinco agree and consent that temporary and permanent injunctive relief may be granted in any proceeding which may be brought to enforce any provision hereof without the necessity of proof of actual damage.

          3.7   Assignment and Successors and Assigns.  Parent shall not,
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without the prior written consent of Spinco, which consent shall not be unreasonably withheld, assign any rights or delegate any obligations under this Agreement. Notwithstanding anything herein to the contrary, in the event Parent Transfers all or substantially all of the MMS Business, such transferee shall automatically be bound by and entitled to enforce the terms of this Agreement; and, in the event Spinco Transfers all or substantially all of the Excluded Business, then in each case such transferee shall automatically be bound by and entitled to enforce the terms of this Agreement; but only with respect to the businesses so acquired (and not with respect to other then-existing businesses of the transferee or other businesses commenced or acquired thereafter by such transferee).

          3.8   Consent to Jurisdiction; Waiver of Jury Trial.  Subject to
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Section 3.1 hereof, the parties irrevocably submit to the exclusive jurisdiction of (a) the Courts of the State of Maryland in Montgomery County, and (b) if federal jurisdiction exists, the United States District Court for the State of Maryland for the purposes of any suit, action or other proceeding arising out of this Agreement. Each party hereby irrevocably consents to service of process in any such action or proceeding upon it by mail at its address set forth in
Section 3.10 of this Agreement. EACH PARTY HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT.

          3.9   Interpretation.  The descriptive headings herein are inserted
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for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. For all purposes of this Agreement, except as otherwise expressly provided, (i) the enumeration of one or more items following the term "including" shall not be interpreted as excluding any items not so enumerated, (ii) defined terms shall include the plural as well as the singular, (iii) all references to "Articles," "Sections" or other subdivisions are to designated Articles, Sections and other subdivisions of the body of this Agreement, (iv) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, and (v) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

          3.10  Notices.  All notices and other communications hereunder shall
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be in writing and shall be deemed given upon (a) confirmation of receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand or (c) the expiration of five Business Days after the day when mailed by certified or registered mail, postage prepaid, addressed to the following addresses (or such other address for a party as shall be specified by like notice):

          To Parent:

                Sodexho Marriott Services, Inc.
                10400 Fernwood Road
                Bethesda, MD 20817
                Attention: Chief Executive Officer
                Fax: 301/380-7856

          With a copy to:

                Sodexho Marriott Services, Inc.
                10400 Fernwood Road
                Bethesda, MD 20817
                Attention: General Counsel
                Fax: 301/380-6727


          To Spinco:

                Marriott International, Inc.
                10400 Fernwood Road
                Bethesda, Maryland 20817
                Attention: Chief Financial Officer
                Fax:  301/380-5067

          With a copy to:

                Marriott International, Inc.
                10400 Fernwood Road
                Bethesda, Maryland 20817
                Attention: General Counsel
                Fax: 301/380-6727

          3.11  Governing Law.  This Agreement shall be governed by, and
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construed in accordance with, the laws of the State of Maryland, regardless of the laws that might be applied under applicable principles of conflicts of laws.

          3.12  Relationship of Parties.  It is understood and agreed that
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nothing in this Agreement shall be deemed or construed by the parties or any third party as creating an employer-employee, principal/agent, partnership or joint venture relationship between the parties.

          3.13  Counterparts.  This Agreement may be executed in two or more
                ------------
counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.


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   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered, all as of the day and year first above written.

                               MARRIOTT INTERNATIONAL, INC.
                               (to be renamed "Sodexho Marriott Services, Inc.")


                               By: /s/ Lawrence E. Hyatt
                                  ------------------------------------------
                               Name:  Lawrence E. Hyatt
                               Title: Vice President


                               NEW MARRIOTT MI, INC.
                               (to be renamed "Marriott International, Inc.")


                               By: /s/ Raymond G. Murphy
                                  ------------------------------------------
                               Name:  Raymond G. Murphy
                               Title: Vice President and Treasurer